SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
October 14, 2002

ST. JOHN KNITS INTERNATIONAL, INCORPORATED
(Exact name of Registrant as Specified in its Charter)

Delaware	333-73107	52-2061057
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

17622 Armstrong Avenue, Irvine, California	92614
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(949) 863-1171

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Item 5.    OTHER EVENTS

On October 14, 2002, St. John Knits International, Incorporated (the "Company") announced the appointment of Kelly Gray and Bruce Fetter as Co-Chief Executive Officers of the Company. Ms. Gray and Mr. Fetter will assume their new positions effective November 3, 2002 when they succeed Bob Gray who is retiring. Mr. Gray will continue to serve as a member of the Board of Directors and Mr. Fetter will be added to the Board. See press release dated October 14, 2002, attached as Exhibit 99.1.

Item 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit Number	Description
99.1	St. John Knits International, Incorporated Press Release Dated October 14, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2002	ST. JOHN KNITS INTERNATIONAL, INCORPORATED

	By:	/s/ ROGER G. RUPPET
Roger G. Ruppet
	Title:	Senior Vice President – Finance, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	St. John Knits International, Incorporated Press Release Dated October 14, 2002.